UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported) October 11, 2007

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814)238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2007, C-COR Incorporated (the “Company”) executed an amendment to its Amended and Restated Incentive Plan (the “Amendment”). The Amendment provides that consultants of the Company may receive equity awards other than incentive stock options. The Amendment also limits option awards granted on or after September 23, 2007 to employees hired after September 23, 2007 to a maximum aggregate number of 50,000 shares of common stock. Option award grants to non-employee directors of the Company shall not exceed 7,500 shares of common stock per non-employee director. Finally, the Amendment provides that option grants made on or after September 23, 2007 to newly hired employees shall vest in accordance with their terms, notwithstanding the change of control contemplated by the Agreement and Plan of Merger with Arris Group, Inc. and Air Merger Subsidiary, Inc.

The Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No 2007-1 to the Amended and Restated Incentive Plan executed October 11, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

C-COR Incorporated
(Registrant)

	By:	/s/ Joseph E. Zavacky
Date: October 12, 2007	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary

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